As filed with the Securities and Exchange Commission on August 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNUM GROUP

(Exact name of Registrant as specified in its charter)

Delaware	62-1598430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 755-1011

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Unum Group Stock Incentive Plan of 2007

(Full title of the Plan)

Susan N. Roth

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(Name and address of agent for service)

(423) 755-1011

(Telephone number, including area code, of agent for service)

With Copies to:

Frank M. Williams, Esq.

Miller & Martin PLLC

Suite 1000, Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402

(423) 756-6600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $0.10 par value	35,000,000	$22.985	$804,475,000	$24,697.38

(1)	This figure represents the aggregate number of shares of Common Stock being registered hereby for issuance pursuant to the Stock Incentive Plan of 2007 (the “Plan”) of Unum Group (the “Corporation”). Also, there are registered an undetermined, pursuant to Rule 416(c) under the Securities Act, number of additional shares of Common Stock that may become issuable under the Plan in the event of certain changes in the outstanding shares of Common Stock or in the capital structure of the Corporation, including any stock dividend, stock split, reverse stock split, reorganization, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Securities Act Rules 457(c) and 457(h), based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on August 9, 2007.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”), which has been omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of this Registration Statement, will be sent or given to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

(b) Upon written or oral request, the Corporation will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus. The Corporation will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Susan N. Roth at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Unum Group (the “Corporation”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and deemed to be a part hereof from the date of filing of such documents:

(1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 1, 2007;

(2) the Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed with the Commission on May 7, 2007 and August 7, 2007, respectively;

(3) the Corporation’s other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006; and

(4) The description of the Common Stock set forth in the Corporation’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VIII of the Corporation’s Amended and Restated Bylaws provides for the indemnification of the Corporation’s directors and officers as set forth below:

ARTICLE VIII: INDEMNIFICATION

SECTION 1. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or of Union Mutual Life Insurance Company, a Maine mutual insurance company (the “Mutual Company”), or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or of the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), and, if and to the extent permitted by applicable law, judgments, penalties and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification.

(a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article VIII) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought (“disinterested directors”), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees and expenses) incurred by him in connection therewith, without the necessity of authorization in the specific case.

(b) For purposes of the proviso to the second sentence of Section 3(a), “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, the Mutual Company or the person seeking indemnification within the previous three years.

(c) A “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

SECTION 4. Good Faith Defined, Etc.

(a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation, the Mutual Company or another enterprise, or on information supplied to him by the officers of the Corporation, the Mutual Company or another enterprise, or on information or records given or reports made to the Corporation, the Mutual Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation, the Mutual Company or another enterprise. The term “another enterprise” as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee.

(b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

(c) References in this Article VIII to “penalties” include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to “serving at the request of the Corporation or the Mutual Company” include any service as a director, officer or employee or former director, officer or employee of the Corporation or the Mutual Company which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

(d) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

SECTION 5. Right to Indemnification Upon Application Procedure; Procedure Upon Application; Etc. Except as otherwise provided in the proviso to Section 2 of this Article VIII:

(a) Any indemnification under Section 1 or 2 of this Article VIII shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 3 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII.

(b) The right to indemnification under Section 1 or 2 of this Article VIII or advances under Section 6 of this Article VIII shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including attorney’s fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 9 of this Article VIII) shall also be indemnified by the Corporation.

(c) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

SECTION 6. Expenses Payable in Advance. Expenses (including attorney’s fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with Section 3 of this Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification as to which all rights of approval have been exhausted or have expired.

SECTION 7. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation or the Mutual Company, other than an action, suit, proceeding or claim seeking, or defending such person’s right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

SECTION 8. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 7 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 9. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Corporation shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

SECTION 10. Successors; Meaning of “Corporation.” This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (ii) below, references to “the Corporation” shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

SECTION 11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Corporation also maintains insurance on its directors and officers, which covers liabilities under federal securities laws.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 of the Corporation’s Form 10-Q filed for the fiscal quarter ended June 30, 2007)

4.2	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005)

5.1	Opinion of Miller & Martin PLLC

15.1	Letter re Unaudited Interim Financial Information

23.1	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings

(a) The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 13th day of August, 2007.

UNUM GROUP

By:	/s/ Thomas R. Watjen
Thomas R. Watjen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Charles L. Glick and Susan N. Roth, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas R. Watjen	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2007
Thomas R. Watjen

/s/ Robert C. Greving	Executive Vice President, Chief Financial Officer and Chief Actuary (Principal Financial and Accounting Officer)	August 13, 2007
Robert C. Greving

/s/ E. Michael Caulfield	Director	August 13, 2007
E. Michael Caulfield

/s/ Jon S. Fossel	Director	August 13, 2007
Jon S. Fossel

/s/ Pamela H. Godwin	Director	August 13, 2007
Pamela H. Godwin

/s/ Ronald E. Goldsberry	Director	August 13, 2007
Ronald E. Goldsberry

/s/ Thomas Kinser	Director	August 13, 2007
Thomas Kinser

/s/ Gloria C. Larson	Director	August 13, 2007
Gloria C. Larson

/s/ A.S. MacMillan, Jr.	Director	August 13, 2007
A.S. (Pat) MacMillan, Jr.

/s/ Edward J. Muhl	Director	August 13, 2007
Edward J. Muhl

/s/ Michael J. Passarella	Director	August 13, 2007
Michael J. Passarella

/s/ William J. Ryan	Director	August 13, 2007
William J. Ryan

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 of the Corporation’s Form 10-Q filed for the fiscal quarter ended June 30, 2007)

4.2	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005)

5.1	Opinion of Miller & Martin PLLC

15.1	Letter re Unaudited Interim Financial Information

23.1	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)